Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(9,200,960)
Unrealized Gain (Loss) on Market Value of Futures	1,402,080
Dividend Income	16,283
Interest Income	128,356
ETF Transaction Fees	700
Total Income (Loss)	$(7,653,541)

Expenses
General Partner Management Fees	$50,008
Professional Fees	2,973
Brokerage Commissions	8,423
Non-interested Directors' Fees and Expenses	808
Prepaid Insurance Expense	536
Total Expenses	62,748
Expense Waiver	(2,739)
Net Expenses	$60,009
Net Income (Loss)	$(7,713,550)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/18	$80,567,500
Additions (200,000 Shares)	3,082,714
Withdrawals (150,000 Shares)	(2,312,036)
Net Income (Loss)	(7,713,550)

Net Asset Value End of Month	$73,624,628
Net Asset Value Per Share (4,850,000 Shares)	$15.18

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596